As filed with the Securities and Exchange Commission on February 15, 2019

Registration Statement No.  333−

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0464853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard, Suite 1100 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Catasys, Inc. 2017 Stock Incentive Plan

(Full title of the plan)

Terren S. Peizer

Chief Executive Officer

11601 Wilshire Boulevard, Suite 1100

Los Angeles, California 90025

(Name and address of agent for service)

(310) 444-4300

(Telephone number, including area code, of agent for service)

With a copy to:

Mitchell S. Nussbaum, Esq.
Norwood Beveridge, Esq.

Lili Taheri, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000 (telephone number)
(212) 407-4990 (facsimile number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.0001 par value per share	1,348,803	(1)	$7.71	(2)	$10,399,271.10	$1,260.40
Common Stock, $0.0001 par value per share	604,081	(3)	$12.095	(4)	$7,306,359.70	$885.54
TOTAL	1,952,884				$17,705,630.80	$2,145.94

(1)	Represents shares of Common Stock issuable pursuant to previously granted, unexercised stock options under the Catasys, Inc. 2017 Stock Incentive Plan (the “2017 Plan”).

(2)

Pursuant to Rule 457(h), the proposed maximum offering price, per share and in the aggregate, and the related portion of the aggregate registration fee in respect of the shares of Common Stock underlying such options are calculated based on the product of the 1,348,803 shares issuable upon the exercise of outstanding options under the 2017 Plan and the weighted average exercise price of $7.71.

(3)

Also registered hereby are such additional and indeterminate number of shares of Common Stock as may be issuable under the Catasys, Inc. 2017 Stock Incentive Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock.

(4)

Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low sales prices per share of the stock as reported on the Nasdaq Capital Market on February 12, 2019.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Catasys, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,952,884 additional shares of common stock, $0.0001 par value of the Registrant (“Common Stock”), under the Catasys, Inc. 2017 Stock Incentive Plan (including shares of Common Stock issuable pursuant to previously granted, unexercised stock options), which Common Stock is in addition to the 2,577,187 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2017 (Commission File No. 333-222276), (the “Prior Registration Statement”).

This registration statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this registration statement, except as amended hereby.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1

Certificate of Incorporation of Catasys, Inc. filed with the Secretary of State of the State of Delaware on September 29, 2003, incorporated by reference to exhibit of the same number of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2003

3.2

Certificate of Amendment to Certificate of Incorporation of Catasys, Inc., incorporated by reference to exhibit of the same number to Catasys, Inc.’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010.

3.3

Certificate of Amendment, as corrected by the Certificate of Correction, to Certificate of Incorporation of Catasys, Inc., incorporated by reference to exhibit of the same number to Catasys, Inc.’s Registration Statement on Form S-1/A filed with Securities and Exchange Commission on September 9, 2011.

3.4

Certificate of Amendment of the Certificate of Incorporation of Catasys, Inc., incorporated by reference to exhibit 3.1 of Catasys, Inc.’s current report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2012.

3.5

Certificate of Amendment of the Certificate of Incorporation of Catasys, Inc., incorporated by reference to exhibit 3.1 of Catasys, Inc.’s current report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2013.

3.6	By-Laws of Catasys, Inc., incorporated by reference to exhibit of the same number of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2003
5.1	Opinion of Loeb & Loeb LLP
10.1

2017 Stock Incentive Plan, incorporated by reference to Exhibit B of Catasys, Inc.’s Preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 28, 2017.

23.1	Consent of Rose, Snyder & Jacobs LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15th day of February 2019.

Catasys, Inc.

By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terren S. Peizer and Richard A. Berman his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terren S. Peizer	Chairman and Chief Executive Officer	February 15, 2019
Terren S. Peizer	(Principal Executive Officer)

/s/ Christopher Shirley	Vice President and Chief Financial Officer	February 15, 2019
Christopher Shirley	(Principal Financial and Accounting Officer)

/s/ Richard A. Berman	Director	February 15, 2019
Richard A. Berman

/s/ Edward Zecchini	Director	February 15, 2019
Edward Zecchini

/s/ Richard J. Berman	Director	February 15, 2019
Richard J. Berman

/s/ Michael Sherman	Director	February 15, 2019
Michael Sherman

/s/ Sharon Gabrielson	Director	February 15, 2019
Sharon Gabrielson

/s/ Diane Seloff	Director	February 15, 2019
Diane Seloff